Exhibit 10.12


                    SECOND AMENDMENT TO MANAGEMENT AGREEMENT


EFFECTIVE DATE:            July 1, 2000
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COMPANY:                   THE ORLANDO PREDATORS ENTERTAINMENT, INC.
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                              a Florida corporation

MANAGER:                   UNITED SPORTS VENTURES, INC.
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                               an Ohio corporation

     This Second Amendment to that certain Management Agreement entered between Company and Manager, dated January 28, 2000 and subsequently amended by that certain First Amendment to Management Agreement dated April 11, 2000 (collectively, the "Agreement") is made as of the Effective Date. For good and valuable consideration, the Company and Manager desire to amend the Agreement as follows:

                                    AGREEMENT
                                    ---------

     All capitalized terms not defined herein shall have the meaning set forth in the Agreement. Notwithstanding any provision to the contrary contained in the Agreement, Manager and the Company hereby agree as follows:

     1. Term. Section 1.03 of the Agreement is hereby amended and restated in its entirety as follow:

               1.03. Term. Unless sooner terminated as provided in Section 3.01 hereof, the term of this Agreement shall be for an initial period of one (1) year commencing on July 1, 2000 (the "Initial Term"), and thereafter shall be automatically renewed for successive one-year periods (each a "Renewal Term"), unless either party shall give written notice to the other party, at least thirty (30) days prior to the expiration of the Initial Term or current Renewal Term, as the case may be, of its intent to terminate this Agreement on and as of such expiration date. Notwithstanding the foregoing, in the event that the parties enter into a definitive agreement whereby the Manager shall be acquired by, or merge with, the Company, this Agreement shall terminate on the date of closing of such transaction.

     2. Compensation. Article II of the Agreement is hereby amended in part as follows:

          A. Section 2.01 of the Agreement is hereby amended and restated in its entirety as follow:

               2.01. Management Fee. As compensation for the management services to be rendered by the Manager hereunder, the Company shall pay the Manager a monthly management fee of $3,000 per month (the "Management Fee"), payable semi-annually, commencing January 1, 2001, which upon approval of the Company may be increased, at the Company"s sole discretion to $5,000 per month. The Management Fee shall be paid by the Company to the Manager within 10 days of the end of each six month period. The Company and Manager acknowledge and agree that the Company"s liability for management fees accrued through July 1, 2000 shall be limited to $50,000 (the "$50,000 Obligation"). In the event that the parties consummate a transaction in which the Manager has been acquired by, or merged with, the Company, then no portion of the Management Fee (except the $50,000 Obligation) accrued and unpaid through the date of the acquisition or merger shall be paid hereunder.

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          B. Section 2.03 shall be added as follows:

               2.03 Grant of Stock Option. The Company shall execute a Stock Option Agreement whereby Company will grant to Manager a stock option to purchase 150,000 shares of Class A voting Common Stock at an exercise price of $2.50 per share. The option shares shall vest quarterly over a period of one year commencing October 1, 2000 and the option shall expire on July 1, 2002.

     3. Notice of Termination. Section 3.01(b) of the Agreement is hereby amended and restated in its entirety as follow:

          (b) By either party upon 90 days' written notice to the other party;

     4. Affect of Amendment. Except as amended by this Second Amendment, the Agreement shall remain in full force and effect.

     5. Counterpart. This Second Amendment may be executed in any number of counterparts and each such executed counterpart shall constitute one and the same instrument. The Company and Manager agree that signatures received via facsimile transmission shall in all respects be deemed to be original signatures.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         THE ORLANDO PREDATORS ENTERTAINMENT, INC., a Florida Corporation



                         By: /s/  Jeffrey L. Bouchy
                            ----------------------------------------------------

                         Name:    Jeffrey L. Bouchy
                               -------------------------------------------------

                         Title:   Chief Financial Officer
                                ------------------------------------------------


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



                          UNITED SPORTS VENTURES, INC., an Ohio corporation


                          By: /s/  Eric A. Margenau
                             ---------------------------------------------------

                          Name:    Eric A. Margenau
                                ------------------------------------------------

                          Title:   President
                                 -----------------------------------------------



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